Exhibit 99.01

Investor Contact:

The Blueshirt Group

Jennifer Jarman

+1 415.217.5866

jennifer@blueshirtgroup.com

Immersion Corporation Reports First Quarter 2019 Results and Raises Guidance

SAN JOSE, Calif., May 13, 2019 — Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the first quarter ended March 31, 2019.

In separate press releases issued today, the Company also announced that it settled a patent litigation dispute with Samsung Electronics Co. Ltd. and agreed to a global patent and technology license for mobile devices for quarterly royalties, and that it signed an agreement with Sony Interactive Entertainment to license Immersion’s advanced haptics patent portfolio and leverage Immersion’s haptics technology for gaming and VR controllers.

Results for the quarter ended March 31, 2019

Total revenues for the first quarter of 2019 were $5.1 million. Royalty and license revenues for the first quarter of 2019 were $5.0 million.

Net loss for the first quarter of 2019 was $(11.0) million, or $(0.35) per diluted share.

Non-GAAP net loss for the first quarter of 2019 was $(8.8) million, or $(0.28) per share. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

As of March 31, 2019, Immersion’s cash, cash equivalents and short-term investments were $117.6 million, compared to $124.9 million as of December 31, 2018.

Management Commentary

Ramzi Haidamus, President and Chief Executive Officer of Immersion, commented, “I am delighted to report that the successful transformation of Immersion is well under way. All major litigation is now behind us. Customers are once again recognizing the value of the innovative haptics technologies and solutions we deliver. This is an exciting time for Immersion as we lead the development and broad adoption of immersive touch feedback technologies in closer partnership with our customers in the mobility, gaming, automotive, IoT and other markets.”

“Taking into account the timing of expected revenue generation from our expanded roster of licensees, we are raising our guidance and expect revenues for 2019 to be in the range of $36 million to $41 million and Non-GAAP net loss for 2019 to be in the range of ($6) million to ($13) million,” concluded Mr. Haidamus.

Recent Business Highlights

•	Signed a license agreement with Alpine Electronics, Inc., enabling Alpine to access Immersion’s patented touch feedback technology for in-vehicle touchscreens.

•	Announced its technology is now enhancing Konica Minolta, Inc.’s latest multi-functional peripherals (MFPs), the bizhub C360i / C300i / C250i /C4050i / C3350i for the office environment.

•	Signed an agreement with TDK Corp subsidiary TDK Electronics for the design and marketing of haptic feedback for TDK PowerHap™ piezo actuators.

Conference Call Information

Immersion will host a conference call with company management on May 13, 2019 at 2:00 p.m. Pacific time (5:00 p.m.. Eastern time) to discuss financial results for the first quarter ended March 31, 2019. To participate on the live call, analysts and investors should dial +1 800-667-5617 (conference ID: 8906663) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion

Immersion Corporation (NASDAQ:IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 3,600 issued or pending patents, Immersion’s technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income (loss) and Non-GAAP net income (loss) per share, because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the company being well positioned to introduce new haptic technology to maintain and grow our leadership in the haptics market, the timing of expected revenue generation from our expanded roster of licensees, our revenue outlook for 2019 anticipated to be in the range of $36 to $41 million, and our expectation that non-GAAP net loss will be between ($6) and ($13) million for 2019. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; the impact of litigation developments on existing and potential customers; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; the impact of new accounting standards that will affect key items such as revenue recognition and sales commissions; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; the continued popularity of mobile games and wearables; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; the fact that certain target markets are still relatively nascent; risks associated with doing business internationally; litigation costs in any current or future litigation; failure to retain key personnel; ability to retain personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and foreign currency exchange rates and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2018 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR - C)

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Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2019	December 31, 2019
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$102,654	$110,988
Short-term investments	14,959	13,930
Accounts and other receivables	1,505	1,051
Prepaid expenses and other current assets	8,774	9,856

Total current assets	127,892	135,825
Property and equipment, net	2,144	2,343
Other assets	18,445	7,827

TOTAL ASSETS	$148,481	$145,995

LIABILITIES
Accounts payable	$12,375	$3,612
Accrued compensation	1,360	3,948
Other current liabilities	6,314	3,194
Deferred revenue	4,816	4,591

Total current liabilities	24,865	15,345
Long-term deferred revenue	29,074	30,203
Other long-term liabilities	3,609	787

TOTAL LIABILITIES	57,548	46,335
STOCKHOLDERS’ EQUITY	90,933	99,660

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$148,481	$145,995

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Royalty and license	$5,047	$85,335
Development, services, and other	75	81

Total revenues	5,122	85,416

Costs and expenses:
Cost of revenues	15	35
Sales and marketing	1,609	1,220
Research and development	2,302	2,820
General and administrative	12,695	11,236

Total costs and expenses	16,621	15,311

Operating income (loss)	(11,499)	70,105
Interest and other income	598	231

Income (loss) before provision for income taxes	(10,901)	70,336
Provision for income taxes	(115)	(453)

Net income (loss)	$(11,016)	$69,883

Basic net income (loss) per share	$(0.35)	$2.35

Shares used in calculating basic net income (loss) per share	31,089	29,700

Diluted net income (loss) per share	$(0.35)	$2.29

Shares used in calculating diluted net income (loss) per share	31,089	30,566

Immersion Corporation

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
GAAP net income (loss)	$(11,016)	$69,883
Add: Provision for income taxes	115	453
Less: Non-GAAP provision for income taxes	(42)	(90)
Add: Stock-based compensation	2,103	1,222

Non-GAAP net income (loss)	$(8,840)	$71,468

Non-GAAP net income (loss) per share	$(0.28)	$2.34

Dilutive shares used in calculating Non-GAAP net income (loss) per share	31,089	30,566

Immersion Corporation

Disaggregated Revenue Information

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Fixed fee license revenue	$1,740	$75,756
Per-Unit royalty revenue	3,307	9,579

Total royalty and license revenue	5,047	85,335
Development, services, and other revenue	75	81

Total revenues	$5,122	$85,416

Immersion Corporation

Revenue by Line of Business

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Mobility	41%	90%
Gaming	24%	2%
Automotive	33%	8%
Medical	2%	0%

Immersion Corporation

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

(In thousand)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
GAAP operating expenses	$16,606	$15,276
Adjustments to non-GAAP operating expenses:
Stock-based compensation expense - S&M	(320)	67
Stock-based compensation expense - R&D	(630)	(256)
Stock-based compensation expense - G&A	(1,153)	(1,033)
Depreciation and amortization expense	(205)	(227)

Non-GAAP operating expense	$14,298	$13,827